Exhibit 99.1

Triumph Bancorp Reports Second Quarter Net Income to Common Stockholders of $4.4 Million.

DALLAS – July 26, 2016 (GLOBE NEWSWIRE) – Triumph Bancorp, Inc. (NASDAQ: TBK) today announced earnings and operating results for the second quarter of 2016.

As part of how we measure our results, we use certain non-GAAP financial measures to ascertain performance.  These non-GAAP financial measures are reconciled in the section labeled “Metrics and Non-GAAP Financial Reconciliation” at the end of this document.

2016 Second Quarter Highlights

•

For the second quarter of 2016, net income was $4.6 million and net income available to common stockholders was $4.4 million, compared to net income of $5.0 million and net income available to common stockholders of $4.8 million for the quarter ended March 31, 2016.

•	Diluted earnings per share were $0.25 for the quarter ended June 30, 2016, compared to $0.27 for the quarter ended March 31, 2016.
•

For the quarter ended June 30, 2016, our annualized return on average common equity and return on average assets were 6.64% and 1.07%, respectively, compared to an annualized return on average common equity and return on average assets of 7.37% and 1.20%, respectively, for the quarter ended March 31, 2016.  Our ratio of tangible common stockholders’ equity to tangible assets was 13.88% as of June 30, 2016.

•	Net interest margin (“NIM”) was 6.53% for the quarter ended June 30, 2016, compared to 5.90% for the quarter ended March 31, 2016.
•	Total loans held for investment increased $164.7 million or 13.2% to $1.411 billion at June 30, 2016.

Balance Sheet

Average loans outstanding for the second quarter of 2016 were $1.286 billion, an increase of $59.6 million, or 4.9%, from the average balance for the quarter ended March 31, 2016.  Total loans held for investment were $1.411 billion at June 30, 2016, an increase of $164.7 million or 13.2% from $1.246 billion at March 31, 2016.  Our commercial finance loan portfolio totaled $606.9 million as of June 30, 2016, an increase of $78.8 million or 14.9% in the second quarter.

Total deposits were $1.275 billion at June 30, 2016, an increase of $14.8 million or 1.2% for the second quarter of 2016.  Non-interest-bearing deposits accounted for 13% of total deposits and non-time deposits accounted for 47% of total deposits. The average cost of our total funds was 0.68% for the quarter ended June 30, 2016 compared to 0.69% for the quarter ended March 31, 2016, on an annualized basis.

Net Interest Income

We earned net interest income for the quarter ended June 30, 2016 of $25.9 million compared to $22.5 million for the quarter ended March 31, 2016.  Net interest income for the quarter ended June 30, 2016 included $1.2 million of additional loan discount accretion associated with the payoff of a purchased credit impaired loan in excess of the carrying amount.  Yields on loans for the quarter ended June 30, 2016 were up 66 bps from the prior quarter to 8.50% (up 34 bps from the prior quarter to 7.81% adjusted to exclude loan discount accretion). NIM adjusted to exclude loan discount accretion was 5.98% for the quarter ended June 30, 2016 compared to 5.61% for the quarter ended March 31, 2016.

Asset Quality

Non-performing assets decreased 12 bps from March 31, 2016 to June 30, 2016 to 1.60% of total assets.  The ratio of past due to total loans decreased to 2.80% at June 30, 2016 from 3.61% at March 31, 2016.  We recorded net charge-offs of $0.3 million for the quarter ended June 30, 2016 compared to net recoveries of $0.04 million for the quarter ended March 31, 2016.  We recorded a provision for loan losses of $1.9 million for the quarter ended June 30, 2016 compared to a negative provision of $0.5 million for the quarter ended March 31, 2016. From March 31, 2016 to June 30, 2016, our allowance for loan and lease losses (“ALLL”) increased from $12.1 million or 0.97% of total loans to $13.8 million or 0.98% of total loans. The increase in provision for loan losses and ALLL for the quarter ended June 30, 2016 was primarily due to growth in our loan portfolio during the period.

Non-interest Income and Expense

We earned non-interest income for the quarter ended June 30, 2016 of $3.7 million compared to $5.0 million for the quarter ended March 31, 2016.  Non-interest income for the quarter ended June 30, 2016 was reduced by a $1.2 million OREO write-down related to a branch facility previously transferred to OREO that is no longer being actively operated.

For the quarter ended June 30, 2016, non-interest expense totaled $20.3 million, compared to $20.1 million for the quarter ended March 31, 2016.

Conference Call Information

Aaron P. Graft, Vice Chairman and CEO and Bryce Fowler, CFO will review the quarterly results in a conference call for investors and analysts beginning at 8:30 a.m. Central Time on Wednesday, July 27, 2016.

To participate in the live conference call, please dial 1 (855) 779-1042 (U.S. and Canada) and enter Conference ID # 44375654.  A simultaneous audio-only webcast may be accessed via our website at www.triumphbancorp.com through the Investor Relations, Webcasts and Presentations links, or through a direct link here at http://edge.media-server.com/m/p/yypc775y. An archive of this conference call will subsequently be available at this same location on our website.

About Triumph

Headquartered in Dallas, Texas, Triumph Bancorp, Inc. (NASDAQ: TBK) is a financial holding company with a diversified line of community banking, commercial finance and asset management activities. www.triumphbancorp.com

Forward-Looking Statements

This press release contains forward-looking statements. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “could,” “may,” “will,” “should,” “seeks,” “likely,” “intends,” “plans,” “pro forma,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: our limited operating history as an integrated company; business and economic conditions generally and in the bank and non-bank financial services industries, nationally and within our local market area; our ability to mitigate our risk exposures; our ability to maintain our historical earnings trends; risks related to the integration of acquired businesses (including our pending acquisition of ColoEast Bankshares, Inc.) and any future acquisitions; changes in management personnel; interest rate risk; concentration of our factoring services in the transportation industry; credit risk associated with our loan portfolio; lack of seasoning in our loan portfolio; deteriorating asset quality and higher loan charge-offs; time and effort necessary to resolve non-performing assets; inaccuracy of the assumptions and estimates we make in establishing reserves for probable loan losses and other estimates; lack of liquidity; fluctuations in the fair value and liquidity of the securities we hold for sale; impairment of investment securities, goodwill, other intangible assets or deferred tax assets; risks related to our asset management business; our risk management strategies; environmental liability associated with our lending activities; increased competition in the bank and non-bank financial services industries, nationally, regionally or locally, which may adversely affect pricing and terms; the obligations associated with being a public company; the accuracy of our financial statements and related disclosures; material weaknesses in our internal control over financial reporting; system failures or failures to prevent breaches of our network security; the institution and outcome of litigation and other legal proceedings against us or to which we become subject; changes in carry-forwards of net operating losses; changes in federal tax law or policy; the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and their application by our regulators; governmental monetary and fiscal policies; changes in the scope and cost of the Federal Deposit Insurance Corporation insurance and other coverages; failure to receive regulatory approval for future acquisitions; increases in our capital requirements; and risk retention requirements under the Dodd-Frank Act.

While forward-looking statements reflect our good-faith beliefs, they are not guarantees of future performance. All forward-looking statements are necessarily only estimates of future results. Accordingly, actual results may differ materially from those expressed in or contemplated by the particular forward-looking statement, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" and the forward-looking statement disclosure contained in Triumph’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 26, 2016.

Non-GAAP Financial Measures

This press release includes certain non‐GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non‐GAAP financial measures to GAAP financial measures are provided at the end of this press release.

The following table sets forth key metrics used by Triumph to monitor its operations. Footnotes in this table can be found in our definitions of non-GAAP financial measures at the end of this document.

	As of and for the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015	2015	2015
Financial Highlights (Dollars in thousands):
Total assets	$1,783,395	$1,687,795	$1,691,313	$1,581,463	$1,529,259
Loans held for investment	$1,410,518	$1,245,840	$1,291,885	$1,185,301	$1,152,679
Deposits	$1,275,154	$1,260,393	$1,248,950	$1,200,036	$1,189,259
Net income available to common stockholders	$4,431	$4,812	$4,312	$5,732	$4,457

Performance Ratios - Annualized:
Return on average assets	1.07%	1.20%	1.10%	1.50%	1.23%
Return on average common equity (1)	6.64%	7.37%	6.63%	9.00%	7.27%
Return on average tangible common equity (1)	7.37%	8.23%	7.45%	10.20%	8.28%
Return on average total equity	6.69%	7.39%	6.68%	8.96%	7.30%
Yield on loans	8.50%	7.84%	8.17%	8.34%	9.49%
Adjusted yield on loans (1)	7.81%	7.47%	7.84%	7.96%	8.96%
Cost of interest bearing deposits	0.72%	0.74%	0.71%	0.69%	0.65%
Cost of total deposits	0.63%	0.64%	0.61%	0.59%	0.56%
Cost of total funds	0.68%	0.69%	0.66%	0.64%	0.63%
Net interest margin (1)	6.53%	5.90%	6.20%	6.45%	7.20%
Adjusted net interest margin (1)	5.98%	5.61%	5.94%	6.14%	6.78%
Net non-interest expense to average assets (1)(2)	3.85%	3.61%	3.96%	4.04%	3.95%
Efficiency ratio (1)(2)	68.74%	73.09%	75.40%	73.85%	66.75%

Asset Quality:(3)
Past due to total loans	2.80%	3.61%	2.41%	2.14%	2.33%
Non-performing loans to total loans	1.56%	1.70%	1.03%	0.97%	1.12%
Non-performing assets to total assets	1.60%	1.72%	1.10%	1.12%	1.26%
ALLL to non-performing loans	62.60%	56.96%	94.10%	100.00%	88.51%
ALLL to total loans	0.98%	0.97%	0.97%	0.97%	0.99%
Net charge-offs to average loans	0.02%	0.00%	0.01%	0.01%	0.03%

Capital:
Tier 1 capital to average assets(4)	16.02%	16.24%	16.56%	16.87%	17.01%
Tier 1 capital to risk-weighted assets(4)	17.15%	18.79%	18.23%	19.34%	19.16%
Common equity tier 1 capital to risk-weighted assets(4)	15.20%	16.62%	16.23%	17.18%	16.98%
Total capital to risk-weighted assets(4)	18.02%	19.65%	19.11%	20.21%	20.04%
Total equity to total assets	15.69%	16.24%	15.85%	16.69%	16.84%
Tangible common stockholders' equity to tangible assets	13.88%	14.30%	13.85%	14.50%	14.51%

Per Share Amounts:
Book value per share	$14.91	$14.67	$14.34	$14.09	$13.73
Tangible book value per share (1)	$13.47	$13.18	$12.79	$12.48	$12.06
Basic earnings per common share	$0.25	$0.27	$0.24	$0.32	$0.25
Diluted earnings per common share	$0.25	$0.27	$0.24	$0.32	$0.25
Adjusted diluted earnings per common share(1)(2)	$0.25	$0.27	$0.19	$0.22	$0.25
Shares outstanding end of period	18,107,493	18,015,423	18,018,200	18,040,072	18,041,072

Unaudited consolidated balance sheet as of:

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2016	2016	2015	2015	2015
ASSETS
Total cash and cash equivalents	$61,750	$123,715	$105,277	$115,783	$99,714
Securities - available for sale	159,790	161,517	163,169	156,820	158,693
Securities - held to maturity	27,502	25,796	—	747	746
Loans held for sale	—	3,043	1,341	2,174	4,096
Loans held for investment	1,410,518	1,245,840	1,291,885	1,185,301	1,152,679
Allowance for loan and lease losses	(13,772)	(12,093)	(12,567)	(11,544)	(11,462)
Loans, net	1,396,746	1,233,747	1,279,318	1,173,757	1,141,217
FHLB and FRB stock	6,368	4,234	3,818	7,992	5,707
Premises and equipment, net	19,629	19,934	22,227	21,807	21,677
Other real estate owned ("OREO"), net	6,074	7,478	5,177	6,201	6,322
Goodwill and intangible assets, net	26,160	26,877	27,854	28,995	30,174
Bank-owned life insurance	29,786	29,658	29,535	29,406	29,295
Deferred tax asset, net	15,042	15,240	15,945	15,838	15,582
Other assets	34,548	36,556	37,652	21,943	16,036
Total assets	$1,783,395	$1,687,795	$1,691,313	$1,581,463	$1,529,259
LIABILITIES
Non-interest bearing deposits	$170,834	$160,818	$168,264	$167,931	$164,560
Interest bearing deposits	1,104,320	1,099,575	1,080,686	1,032,105	1,024,699
Total deposits	1,275,154	1,260,393	1,248,950	1,200,036	1,189,259
Customer repurchase agreements	13,635	9,641	9,317	15,584	13,011
Federal Home Loan Bank advances	180,500	110,000	130,000	61,000	19,000
Junior subordinated debentures	24,823	24,754	24,687	24,620	24,553
Other liabilities	9,520	8,893	10,321	16,304	25,957
Total liabilities	1,503,632	1,413,681	1,423,275	1,317,544	1,271,780
EQUITY
Preferred stock series A	4,550	4,550	4,550	4,550	4,550
Preferred stock series B	5,196	5,196	5,196	5,196	5,196
Common stock	182	181	181	181	181
Additional paid-in-capital	195,711	194,687	194,297	193,465	192,605
Treasury stock, at cost	(741)	(597)	(560)	(184)	(170)
Retained earnings	73,340	68,909	64,097	59,785	54,053
Accumulated other comprehensive income	1,525	1,188	277	926	1,064
Total equity	279,763	274,114	268,038	263,919	257,479
Total liabilities and equity	$1,783,395	$1,687,795	$1,691,313	$1,581,463	$1,529,259

Unaudited consolidated statement of income for the three months ended:

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2016	2016	2015	2015	2015
Interest income:
Loans, including fees	$18,547	$16,088	$15,524	$15,716	$17,158
Factored receivables, including fees	8,639	7,822	8,952	8,829	8,654
Taxable securities	965	768	669	649	659
Tax exempt securities	6	7	14	17	16
Cash deposits	197	208	122	92	110
Total interest income	28,354	24,893	25,281	25,303	26,597
Interest expense:
Deposits	2,020	1,993	1,905	1,764	1,667
Junior subordinated debentures	312	302	288	283	278
Other borrowings	115	109	38	25	7
Total interest expense	2,447	2,404	2,231	2,072	1,952
Net interest income	25,907	22,489	23,050	23,231	24,645
Provision for loan losses	1,939	(511)	1,178	165	2,541
Net interest income after provision for loan losses	23,968	23,000	21,872	23,066	22,104
Non-interest income:
Service charges on deposits	695	659	744	710	666
Card income	577	546	559	574	578
Net OREO gains/(losses) and valuation adjustments	(1,204)	(11)	(128)	(58)	52
Net gains on sale of securities	—	5	2	15	242
Net gains on sale of loans	4	12	234	363	491
Fee income	504	534	465	542	502
Bargain purchase gain	—	—	900	1,708	—
Asset management fees	1,605	1,629	1,670	1,744	1,274
Other	1,487	1,607	1,125	700	964
Total non-interest income	3,668	4,981	5,571	6,298	4,769
Non-interest expense:
Salaries and employee benefits	12,229	12,252	12,448	12,416	12,042
Occupancy, furniture and equipment	1,534	1,493	1,546	1,575	1,555
FDIC insurance and other regulatory assessments	281	224	300	252	271
Professional fees	1,101	1,073	906	1,344	852
Amortization of intangible assets	717	977	1,141	1,179	895
Advertising and promotion	628	519	374	618	526
Communications and technology	1,263	1,432	1,596	951	927
Other	2,578	2,108	2,591	2,210	2,567
Total non-interest expense	20,331	20,078	20,902	20,545	19,635
Net income before income tax	7,305	7,903	6,541	8,819	7,238
Income tax expense	2,679	2,897	2,032	2,891	2,586
Net income	$4,626	$5,006	$4,509	$5,928	$4,652
Dividends on preferred stock	(195)	(194)	(197)	(196)	(195)
Net income available to common stockholders	$4,431	$4,812	$4,312	$5,732	$4,457

Loans held for investment summarized as of:

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2016	2016	2015	2015	2015
Commercial real estate	$298,991	$293,485	$291,819	$247,175	$234,090
Construction, land development, land	36,498	41,622	43,876	52,446	46,743
1-4 family residential properties	74,121	76,973	78,244	77,043	75,588
Farmland	35,795	33,250	33,573	25,784	25,701
Commercial	574,508	509,433	495,356	468,055	454,161
Factored receivables	237,520	199,532	215,088	201,803	199,716
Consumer	17,339	13,530	13,050	10,632	10,993
Mortgage warehouse	135,746	78,015	120,879	102,363	105,687
Total loans	$1,410,518	$1,245,840	$1,291,885	$1,185,301	$1,152,679

A portion of our total loan portfolio consists of commercial finance products offered on a nationwide basis, as further summarized below:

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2016	2016	2015	2015	2015
Equipment*	$167,000	$159,755	$148,951	$143,483	$138,018
Asset based lending (General)*	114,632	85,739	75,134	85,641	64,836
Asset based lending (Healthcare)*	81,664	79,580	80,200	66,832	65,083
Premium finance	6,117	3,506	1,612	—	—
Factored receivables	237,520	199,532	215,088	201,803	199,716
Commercial finance	$606,933	$528,112	$520,985	$497,759	$467,653

Total loans held for investment	$1,410,518	$1,245,840	$1,291,885	$1,185,301	$1,152,679
Commercial finance as a % of total	43%	42%	40%	42%	41%
Community banking as a % of total	57%	58%	60%	58%	59%
*

Denotes equipment loans offered under our Triumph Commercial Finance brand, general asset based loans offered under our Triumph Commercial Finance brand and healthcare asset based loan products offered under our Triumph Healthcare Finance brand.

Deposits summarized as of:

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2016	2016	2015	2015	2015
Non-interest bearing demand	$170,834	$160,818	$168,264	$167,931	$164,560
Interest bearing demand	235,877	227,002	238,833	206,603	228,909
Individual retirement accounts	64,204	63,265	60,971	58,619	56,285
Money market	120,929	111,578	112,214	117,888	116,019
Savings	77,625	77,969	74,759	72,244	73,016
Certificates of deposit	555,710	569,820	543,909	526,732	500,451
Brokered deposits	49,975	49,941	50,000	50,019	50,019
Total deposits	$1,275,154	$1,260,393	$1,248,950	$1,200,036	$1,189,259

Net interest margin summarized for the three months ended:

	June 30, 2016			March 31, 2016
	Average		Average	Average		Average
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Interest earning assets:
Interest earning cash balances	$120,088	$197	0.66%	$129,232	$208	0.65%
Taxable securities	184,010	952	2.08%	170,695	758	1.79%
Tax exempt securities	1,063	6	2.27%	1,135	7	2.48%
FHLB stock	4,748	13	1.10%	4,269	10	0.94%
Loans	1,286,159	27,186	8.50%	1,226,564	23,910	7.84%
Total interest earning assets	$1,596,068	$28,354	7.15%	$1,531,895	$24,893	6.54%
Non-interest earning assets:
Other assets	146,874			150,745
Total assets	$1,742,942			$1,682,640
Interest bearing liabilities:
Deposits:
Interest bearing demand	$242,862	$59	0.10%	$220,841	$57	0.10%
Individual retirement accounts	64,075	197	1.24%	61,912	191	1.24%
Money market	122,670	69	0.23%	112,226	65	0.23%
Savings	78,795	10	0.05%	76,551	10	0.05%
Certificates of deposit	565,600	1,560	1.11%	561,675	1,545	1.11%
Brokered deposits	49,950	125	1.01%	49,997	125	1.01%
Total deposits	1,123,952	2,020	0.72%	1,083,202	1,993	0.74%
Junior subordinated debentures	24,788	312	5.06%	24,714	302	4.91%
Other borrowings	139,601	115	0.33%	131,428	109	0.33%
Total interest bearing liabilities	$1,288,341	$2,447	0.76%	$1,239,344	$2,404	0.78%
Non-interest bearing liabilities and equity:
Non-interest bearing demand deposits	166,863			160,378
Other liabilities	9,770			10,578
Total equity	277,968			272,340
Total liabilities and equity	$1,742,942			$1,682,640
Net interest income		$25,907			$22,489
Interest spread			6.39%			5.76%
Net interest margin			6.53%			5.90%

Metrics and non-GAAP financial reconciliation:

	As of and for the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands, except per share amounts)	2016	2016	2015	2015	2015
Net income	$4,626	$5,006	$4,509	$5,928	$4,652
Less: bargain purchase gain, non-taxable	—	—	900	1,708	—
Adjusted net income	$4,626	$5,006	$3,609	$4,220	$4,652
Dividends on preferred stock	(195)	(194)	(197)	(196)	(195)
Adjusted net income available to common stockholders	$4,431	$4,812	$3,412	$4,024	$4,457

Weighted average shares outstanding - diluted	18,042,585	17,981,276	17,916,251	18,587,821	17,813,825
Less: adjusted effects of assumed Preferred Stock conversion	—	—	—	676,351	—
Adjusted weighted average shares outstanding - diluted	18,042,585	17,981,276	17,916,251	17,911,470	17,813,825
Adjusted diluted earnings per common share	$0.25	$0.27	$0.19	$0.22	$0.25

Net income available to common stockholders	$4,431	$4,812	$4,312	$5,732	$4,457
Average tangible common equity	241,666	235,192	229,636	222,884	215,846
Return on average tangible common equity	7.37%	8.23%	7.45%	10.20%	8.28%

Efficiency ratio:
Net interest income	$25,907	$22,489	$23,050	$23,231	$24,645
Non-interest income	3,668	4,981	5,571	6,298	4,769
Operating revenue	29,575	27,470	28,621	29,529	29,414
Less: bargain purchase gain	—	—	900	1,708	—
Adjusted operating revenue	$29,575	$27,470	$27,721	$27,821	$29,414
Total non-interest expenses	$20,331	$20,078	$20,902	$20,545	$19,635
Efficiency ratio	68.74%	73.09%	75.40%	73.85%	66.75%

Net non-interest expense to average assets ratio:
Total non-interest expenses	$20,331	$20,078	$20,902	$20,545	$19,635
Total non-interest income	$3,668	$4,981	$5,571	$6,298	$4,769
Less: bargain purchase gain	—	—	900	1,708	—
Adjusted non-interest income	$3,668	$4,981	$4,671	$4,590	$4,769
Adjusted net non-interest expenses	$16,663	$15,097	$16,231	$15,955	$14,866
Average total assets	$1,742,942	$1,682,640	$1,624,891	$1,565,698	$1,511,045
Net non-interest expense to average assets ratio	3.85%	3.61%	3.96%	4.04%	3.95%

	As of and for the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands, except per share amounts)	2016	2016	2015	2015	2015
Reported yield on loans	8.50%	7.84%	8.17%	8.34%	9.49%
Effect of accretion income on acquired loans	(0.69%)	(0.37%)	(0.33%)	(0.38%)	(0.53%)
Adjusted yield on loans	7.81%	7.47%	7.84%	7.96%	8.96%

Reported net interest margin	6.53%	5.90%	6.20%	6.45%	7.20%
Effect of accretion income on acquired loans	(0.55%)	(0.29%)	(0.26%)	(0.31%)	(0.42%)
Adjusted net interest margin	5.98%	5.61%	5.94%	6.14%	6.78%

Total stockholders' equity	$279,763	$274,114	$268,038	$263,919	$257,479
Less: Preferred stock liquidation preference	9,746	9,746	9,746	9,746	9,746
Total common stockholders' equity	270,017	264,368	258,292	254,173	247,733
Less: Goodwill and other intangibles	26,160	26,877	27,854	28,995	30,174
Tangible common stockholders' equity	$243,857	$237,491	$230,438	$225,178	$217,559
Common shares outstanding	18,107,493	18,015,423	18,018,200	18,040,072	18,041,072
Tangible book value per share	$13.47	$13.18	$12.79	$12.48	$12.06

Total assets at end of period	$1,783,395	$1,687,795	$1,691,313	$1,581,463	$1,529,259
Less: Goodwill and other intangibles	26,160	26,877	27,854	28,995	30,174
Adjusted total assets at period end	$1,757,235	$1,660,918	$1,663,459	$1,552,468	$1,499,085
Tangible common stockholders' equity ratio	13.88%	14.30%	13.85%	14.50%	14.51%

1)

The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company's operational performance and to enhance investors' overall understanding of such financial performance.  The non-GAAP measures used by the Company include the following:

•	"Common stockholders' equity" is defined as total stockholders' equity at end of period less the liquidation preference value of the preferred stock.
•

“Adjusted diluted earnings per common share” is defined as adjusted net income available to common stockholders divided by adjusted weighted average diluted common shares outstanding.  Excluded from net income available to common stockholders are material gains and expenses related to merger and acquisition-related activities, net of tax. In our judgment, the adjustments made to net income available to common stockholders allow management and investors to better assess our performance in relation to our core net income by removing the volatility associated with certain acquisition-related items and other discrete items that are unrelated to our core business.  Weighted average diluted common shares outstanding are adjusted as a result of changes in their dilutive properties given the gain and expense adjustments described herein.

•	“Adjusted average common equity” is defined as average common equity less the average contribution impact of acquisitions.
•	“Adjusted average total assets” is defined as average total assets less the average contribution impact of acquisitions.
•	“Adjusted return on average common equity” is defined as adjusted net income available to common stockholders divided by adjusted average common equity.
•	“Adjusted return on average total assets” is defined as adjusted net income available to common stockholders divided by adjusted average total assets.
•	"Net interest margin" is defined as net interest income divided by average interest-earning assets.
•	"Tangible common stockholders' equity" is common stockholders' equity less goodwill and other intangible assets.
•	"Total tangible assets" is defined as total assets less goodwill and other intangible assets.
•

"Tangible book value per share" is defined as tangible common stockholders' equity divided by total common shares outstanding. This measure is important to investors interested in changes from period-to-period in book value per share exclusive of changes in intangible assets.

•

"Tangible common stockholders' equity ratio" is defined as the ratio of tangible common stockholders' equity divided by total tangible assets. We believe that this measure is important to many investors in the marketplace who are interested in relative changes from period-to period in common equity and total assets, each exclusive of changes in intangible assets.

•	"Return on Average Tangible Common Equity" is defined as net income available to common stockholders divided by average tangible common stockholders' equity.
•

"Efficiency ratio" is defined as non-interest expenses divided by our operating revenue, which is equal to net interest income plus non-interest income. Also excluded are material gains and expenses related to merger and acquisition-related activities, including divestitures. In our judgment, the adjustments made to operating revenue allow management and investors to better assess our performance in relation to our core operating revenue by removing the volatility associated with certain acquisition-related items and other discrete items that are unrelated to our core business.

•

"Net non-interest expense to average total assets" is defined as non-interest expenses net of non-interest income divided by total average assets. Excluded are material gains and expenses related to merger and acquisition-related activities, including divestitures.  This metric is used by our management to better assess our operating efficiency.

•

"Adjusted yield on loans" is our yield on loans after excluding loan accretion from our acquired loan portfolio.  Our management uses this metric to better assess the impact of purchase accounting on our yield on loans, as the effect of loan discount accretion is expected to decrease as the acquired loans roll off of our balance sheet.

•

“Adjusted net interest margin” is net interest margin after excluding loan accretion from the acquired loan portfolio.  Our management uses this metric to better assess the impact of purchase accounting on net interest margin, as the effect of loan discount accretion is expected to decrease as the acquired loans mature or roll off of our balance sheet.

2)	Adjusted to exclude material gains and expenses related to merger and acquisition-related activities, net of tax where applicable.
3)	Asset quality ratios exclude loans held for sale.

4)	Current quarter ratios are preliminary.

Source: Triumph Bancorp, Inc.

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Investor Relations:

Luke Wyse

Vice President, Finance & Investor Relations

lwyse@triumphllc.com

214-365-6936

Media Contact:

Amanda Tavackoli

Vice President, Marketing & Communication

atavackoli@triumphllc.com

214-365-6930